UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

(Name of Registrant as Specified In Its Charter):

Eldorado Resorts, Inc. (NASDAQ: ERI)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE

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PRELIMINARY PROXY STATEMENT

INDEPENDENT SHAREHOLDER SOLICITATION

First released to shareholders on _______, 2019

RE:      ANNUAL SHAREHOLDER MEETING OF Eldorado Resorts, Inc. (NASDAQ: ERI)

Meeting Date and Time: ______________________

Location: _________________________________

UNITE HERE

275 Seventh Ave.

New York, NY 10001

Tel: 212-265-7000

Fax: 212-265-3415

To Eldorado Resorts, Inc. Shareholders:

We are writing to seek support from Eldorado Resorts, Inc. (“Eldorado” or the “Company”) shareholders for a set of non-binding proposals which, if adopted, could improve Eldorado’s corporate governance practices and shareholder value.

We believe that the ability of shareholders to hold Eldorado’s Board of Directors (“Board”) accountable is a hallmark of good corporate governance. Our resolutions seek to improve Eldorado’s governance by recommending that the company opt out of certain Nevada statutes which provide anti-takeover protections, recommending the Company adopt a majority vote standard for Directors, and recommending the Company not make specific governance changes in the future that would reduce shareholder rights.

Eldorado has grown rapidly in the last five years through mergers of public companies and acquisitions of gaming properties. Although the merged public companies were incorporated in Delaware, Eldorado chooses to be incorporated in Nevada, which offers current management anti-takeover protections based in state law. As the gaming industry continues to experience a sustained level of merger activity, we believe it is in shareholders’ interest to encourage Eldorado to improve its corporate governance through the resolutions outlined below.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL TO OPT OUT OF NEVADA’S ACQUISITION OF CONTROLLING INTEREST STATUTE (PROPOSAL NO. A)

Eldorado Resorts, Inc. is a Nevada corporation. Nevada’s Acquisition of Controlling Interest statute provides that a shareholder who acquires a controlling interest, as defined in the statute, will not have voting rights for the control shares unless or until a majority of unaffiliated shares vote to approve granting voting rights for the control shares.i

This statute disenfranchises shareholders who acquire large stakes, and it may serve to discourage investors from making offers to acquire the company that may be beneficial to shareholders.

Institutional Shareholder Services, one of the largest proxy research and advisory firms, generally recommends voting for proposals to opt out of statutes like Nevada’s Acquisition of Controlling Interest statute. ISS’s U.S. Proxy Voting Guidelines for 2019 state: “General Recommendation: Vote for proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.”ii

In the last 5 years, Eldorado has grown by acquiring other gaming companies and properties. Two of Eldorado’s primary acquisitions were MTR Gaming Group, Inc. and Isle of Capri Casinos, Inc., companies which were incorporated in Delaware before their mergers with Eldorado. Delaware has no state law provision comparable to Nevada’s Acquisition of Controlling Interest statute.iii

We recommend shareholders vote FOR Proposal A urging the Board to opt out of this anti-takeover provision in Nevada law.

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SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL TO OPT OUT OF NEVADA’S COMBINATIONS WITH INTERESTED SHAREHOLDERS STATUTE (PROPOSAL NO. B)

Nevada’s Combinations with Interested Shareholders statute, Nev. Rev. Stat. § 78.411 et seq., also may serve as an anti-takeover measure. It prohibits a Nevada corporation from engaging in any combination with an interested stockholder for two years after the date that the person first became an interested stockholder, under the definitions provided by the statute, unless (a) the combination or transaction is approved by the board before the person first became an interested stockholder, or (b) the combination is approved by the board and the combination is approved at an annual or special meeting by a 60% vote of the stock not owned by the interested stockholder or its affiliates or associates. There are modified conditions on any combination with an interested stockholder following the 2-year prohibition.

This statute may serve to discourage investors from making offers to acquire the Company that would be beneficial to shareholders.

The provision may also advantage Eldorado Chairman and CEO Gary Carano, whose family indirectly owns 14.41% of the companyiv, by permitting certain affiliate transactions while establishing hurdles to transactions with other investors. Under the law, the provisions do not apply to any business combination with an interested stockholder “after the expiration of 4 years after the person first became an interest stockholder.”v Mr. Carano and his affiliates have indirectly owned their shares for more than four years.vi

We recommend shareholders vote FOR Proposal B, urging the Board of Directors to opt out of this Nevada anti-takeover statute.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL NOT TO ADOPT SUPERMAJORITY VOTING STANDARDS (PROPOSAL C)

Eldorado does not have supermajority voting requirements in its Bylaws or Articles of Incorporation, which is commendable. However, the Nevada Combinations with Interested Stockholders statute includes a supermajority voting requirement for certain business combinations. Proposal B above urges Eldorado to opt out of that statute, and this proposal urges the Board to retain simple majority voting requirements in the corporate documents if Eldorado does opt out of the Nevada Combinations statute.

Supermajority voting requirements have been found to be one of six entrenching mechanisms that negatively correlate with company performance, according to a widely cited study published in the Review of Financial Studies called “What Matters in Corporate Governance?”vii

Supermajority voting requirements obstruct the simple “one-share one-vote” premise of accountability to shareholders, and they may also have the effect of magnifying the power of insiders’ votes, by making it more difficult to obtain a supermajority vote without insiders’ support.

For these reasons, we recommend shareholders vote FOR Proposal C.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL NOT TO ADOPT A SHAREHOLDER RIGHTS PLAN, OR POISON PILL (PROPOSAL D)

This proposal, if approved and implemented, would ensure shareholders have a say in the adoption of any shareholder rights plan (poison pill) that could make it more difficult or expensive to acquire large holdings of the Company’s stock. A poison pill presents a potent anti-takeover device that might adversely affect shareholder value by discouraging offers to acquire the Company that could be beneficial to shareholders, especially during this period of active mergers and acquisitions in the gaming industry.

Like super-majority voting requirements, a poison pill is one of the six entrenching mechanisms found to negatively correlate with firm valuation, according to the widely cited study “What Matters in Corporate Governance?”viii

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Our resolution preserves the right of the Board to put in place a short-term poison pill if the Board believes it must do so in exercising its fiduciary responsibilities. However, this proposal requires the Board to submit any such pill to shareholder approval within a 12-month period and provides for its expiration absent such approval.

At the time of submission, Eldorado does not have a poison pill. Instead, Nevada’s Acquisition of Controlling Interest and Combinations with Interested Shareholders Statutes act as similar anti-takeover devices. We recommend a vote for this resolution to urge the Company not to subsequently enact a poison pill without shareholder approval in place of the Nevada anti-takeover statutes, if shareholders successfully urge the company to opt out of those Nevada provisions.

We recommend shareholders vote FOR Proposal D to have a say in the adoption of any poison pill.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL TO ADOPT A MAJORITY VOTE REQUIREMENT FOR UNCONTESTED DIRECTOR ELECTIONS (PROPOSAL E)

We believe that the accountability of the Board of Directors to its shareholders is integral to the success of our Company. The election of directors is a fundamental right of shareholders. However, when directors are elected using a plurality vote standard, as is used by our Company, director elections are less meaningful.

Under the plurality vote standard, a nominee for the Board can be elected with as little as a single vote, even if a substantial majority of the votes cast are “withheld” from the nominee. For this reason, we believe that plurality voting should only be used in contested director elections. We recommend that our Company change its director election vote standard to a majority vote standard, under which a director must receive a majority of the votes cast to be elected.

Furthermore, we recommend that the Board adopt a director resignation policy providing for the timely replacement of Directors who do not receive the required votes for election.

The majority vote standard for director elections is fast becoming the norm at listed companies. Eighty-eight percent of companies in the S&P 500 index have adopted a majority vote standard, according to EY Center for Board Matters.ix The Council of Institutional Investors is urging Russell 3000 boards to do likewise. Through December 6, 2018, shareholder proposals to adopt a majority vote standard for director elections at US-based issuers received the support of 77.7% of votes cast on average in 2018, according to Proxy Insight.

We urge shareholders to vote FOR Proposal E to recommend that our Company commit to greater responsiveness to shareholder input by adopting a majority vote standard for uncontested director elections.

We urge you to vote FOR all of these proposals to maximize shareholder value.

Below is the full text of our proposals:

A.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all steps necessary to cause the Company to opt out of Nevada’s Acquisition of Controlling Interest statute (Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive) and to require approval by a majority of shareholders casting votes before opting back in.

B.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all necessary steps to opt out of the Nevada Combinations with Interested Stockholders statute (Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive) and to require a majority vote of shareholders casting votes before opting back in.

C.	RESOLVED, that the shareholders of Eldorado Resorts, Inc. urge the Board of Directors not to adopt supermajority voting standards for amending the corporation’s Articles of Incorporation or Bylaws or other matters requiring shareholder vote.

D.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors (“the Board”) to redeem any shareholder rights plan or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of Eldorado’s stock currently in effect, and take all necessary steps to require a majority shareholder vote to adopt, amend, extend or renew any shareholder rights plan unless: a. its adoption is mandated by the Board’s fiduciary duties, and b. such a plan will expire within one year (unless approved by a majority shareholder vote).

E.	RESOLVED, that the shareholders of Eldorado Resorts, Inc. recommend that the Board of Directors (“the Board”) take all steps necessary to require Director nominees to be elected by an affirmative vote of the majority of votes cast for uncontested Director elections, that is, when the number of Director nominees is the same as the number of Board seats (with a plurality vote standard retained for contested Director elections, that is, when the number of Director nominees exceeds the number of board seats).

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I. PROXY VOTING PROCEDURES:

PLEASE USE THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE PROPOSAL. YOU WILL ALSO RECEIVE A PROXY CARD FROM MANAGEMENT. IF YOU SUPPORT OUR PROPOSALS, DO NOT SEND BACK MANAGEMENT'S CARD. ANY PROXY CARD YOU HAVE SIGNED IS CANCELLED OUT BY SUBMITTING A LATER-DATED PROXY CARD.

We intend to solicit at least a majority of the voting power of the outstanding stock. You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote is [DATE].

Our proposals are non-binding. Passage of the proposals requires approval of a majority of votes cast. We seek no discretionary voting authority for the meeting: we will vote your stock as you instruct us. If you return the enclosed blue card but give us no instructions, we will vote your stock FOR our proposals, and FOR ratification of the auditor and NOT vote on any other matter [we reserve the right to file an amended proxy statement to address any items that the Company includes in its preliminary proxy statement]. The Company's bylaws require advance notice before any matter may be raised at the meeting, and therefore we do not expect any matter to be raised at the meeting that is not addressed in this proxy statement or the Company's proxy statement. We incorporate by reference all information concerning the Board of Directors and voting procedures contained in management's proxy statement at [PAGES].

II. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

The participants in this solicitation will be UNITE HERE and its staff, including Dana Wise, Courtney Alexander and Jim Kane. These staff are located at the UNITE HERE offices at 1775 K Street NW, Washington DC 20001, 1575 NW 167th Street, Miami, FL 33169, and/or 1415 N. Broad St., Ste. 219, Philadelphia, PA 19122.

Interests of the Participants: This solicitation is conducted by UNITE HERE, which represents approximately 270,000 union members throughout North America, and owns 2,190 shares of Eldorado Resorts, Inc. stock. UNITE HERE represents approximately 2,200 workers for collective bargaining purposes at four casinos operated by Eldorado (Circus Circus, Reno, Nevada; Isle Casino Pompano Park, Pompano Beach, Florida; Tropicana Casino, Atlantic City, New Jersey; Lumiere Place Casino, St. Louis, Missouri). UNITE HERE is currently bargaining with Eldorado at Circus Circus and Isle Casino Pompano Park.

We do not seek your support in labor matters and do not believe that enactment of these proposals would have any impact on such matters. UNITE HERE will vote each proxy card it receives in accordance with the shareholders’ instructions. UNITE HERE will not seek any discretionary voting authority for the shareholders meeting: rather, it will vote stock solely as directed.

Solicitation Process: UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company. It will solicit proxies by mail, phone, e-mail, fax, and in person using its regular staff, who shall not receive any additional compensation, but it may also hire an outside solicitor. It will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

III. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT AND 5% OWNERS/SHAREHOLDER PROPOSAL RIGHTS

We incorporate by reference the information contained in management's proxy statement at [PAGES].

PLEASE RETURN THE ENCLOSED BLUE PROXY CARD TODAY, AS INSTRUCTED ON THE CARD.

For more information, contact the UNITE HERE Research Department at (212) 265-7000.

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________________________

PRELIMINARY PROXY CARD

Solicited by UNITE HERE for Annual Shareholders Meeting of Eldorado Resorts, Inc., [DATE]

The undersigned hereby designates Courtney Alexander, Dana Wise and Jim Kane with full power of substitution, as the proxies of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Eldorado Resorts Inc. annual shareholders meeting for 2019. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF TRUSTEES

☐ FOR

☐ AGAINST

☐ ABSTAIN

☐ WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NAME(S) OF NOMINEES BELOW:

UNITE HERE MAKES NO RECOMMENDATION ON THE TRUSTEES’ ELECTION

2. TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE AUDITOR

3. ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF EXECUTIVE COMPENSATION.

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4. COMPANY’S PROPOSED AMENDMENT TO 2015 EQUITY INCENTIVE PLAN

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE COMPANY’S PROPOSED AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN.

5. UNITE HERE URGES A VOTE FOR THE FOLLOWING SHAREHOLDER PROPOSALS:

A.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all steps necessary to cause the Company to opt out of Nevada’s Acquisition of Controlling Interest statute (Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive) and to require approval by a majority of shareholders casting votes before opting back in.

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

B.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all necessary steps to opt out of the Nevada Combinations with Interested Stockholders statute (Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive) and to require a majority vote of shareholders casting votes before opting back in.

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

C.	RESOLVED, that the shareholders of Eldorado Resorts, Inc. urge the Board of Directors not to adopt supermajority voting standards for amending the corporation’s Articles of Incorporation or Bylaws or other matters requiring shareholder vote.

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

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D.	RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors (“the Board”) to redeem any shareholder rights plan or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of Eldorado’s stock currently in effect, and take all necessary steps to require a majority shareholder vote to adopt, amend, extend or renew any shareholder rights plan unless: a. its adoption is mandated by the Board’s fiduciary duties, and b. such a plan will expire within one year (unless approved by a majority shareholder vote).

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

E.	RESOLVED, that the shareholders of Eldorado Resorts, Inc. recommend that the Board of Directors (“the Board”) take all steps necessary to require Director nominees to be elected by an affirmative vote of the majority of votes cast for uncontested Director elections, that is, when the number of Director nominees is the same as the number of Board seats (with a plurality vote standard retained for contested Director elections, that is, when the number of Director nominees exceeds the number of board seats).

☐ FOR

☐ AGAINST

☐ ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

If no direction is made above, UNITE HERE will vote this card FOR our proposals, FOR approval of the auditor and will not vote on any other matter.

DATED: _______________________________, 2019

SIGNATURE: ____________________________________________________________________________________

PRINT NAME: ___________________________________________________________________________________

TITLE (if shares not held in above name): _______________________________________________________________

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Optional information so we can make sure your vote gets counted and provide you more information about shareholder issues at Eldorado Resorts Inc. (your information will not be put to any other use):

Telephone: _______________________________________________

Fax:_____________________________________________________

E-mail address:_____________________________________________

This card can be voted at _____________.com, returned in the enclosed envelope or by fax to ______________________.

_______________________

i See Nev. Rev. Stat. § 78.379, http://www.leg.state.nv.us/nrs/nrs-078.html#NRS078Sec379.

ii See http://www.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.pdf at p. 24 (“General Recommendation: Vote for proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.”).

iii See, e.g., http://securities-law-blog.com/2016/06/21/a-comparison-of-nevada-delaware-and-florida-corporate-statutes/ (“Delaware law has no provision comparable to Nevada’s ‘Acquisition of Controlling Interest’ statute.”).

iv See http://www.sec.gov/Archives/edgar/data/1590895/000156459018009093/eri-def14a_20180620.htm.

v Nev. Rev. Stat. § 78.433 http://www.leg.state.nv.us/nrs/nrs-078.html#NRS078Sec433.

vi Completion date of MTR Gaming and Eldorado merger is September 2014, Eldorado Resorts 10K filed with SEC, 3/09/19, p. 33 http://www.sec.gov/Archives/edgar/data/1590895/000156459019005640/eri-10k_20181231.htm.

vii Bebchuk, Lucian A., Cohen, Alma and Ferrell, Allen, “What Matters in Corporate Governance?” The Review of Financial Studies, Vol. 22, Issue 2, 783-827 at pp. 805-806, 823, 2009, available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423 ; see also http://today.law.harvard.edu/more-than-300-research-papers-have-applied-the-entrenchment-index-of-bebchuk-cohen-and-ferrell/.

viii Bebchuk, Lucian A., Cohen, Alma and Ferrell, Allen, “What Matters in Corporate Governance?” The Review of Financial Studies, Vol. 22, Issue 2, pp. 823, 2009.

ix See http://www.ey.com/us/en/issues/governance-and-reporting/ey-corporate-governance-by-the-numbers#boardelections.

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